UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

DATA STORAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54579 (Commission File Number)	98-0530147 (I.R.S. Employer Identification Number)

401 Franklin Avenue, Garden City, N ew York 11530
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (212) 564-4922

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2012, the Board of Directors of Data Storage Corporation (the “Company”) amended and restated the Data Storage Corporation 2010 Incentive Award Plan (the “Plan”). The Plan, as amended and restated, has been renamed the “Amended and Restated Data Storage Corporation Incentive Award Plan.”

The Company adopted the Plan in October 2010.  The Company has reserved 2,000,000 shares of common stock for issuance under the terms of the Plan. The Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, stock appreciation rights  and restricted stock awards, which are restricted shares of common stock (collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the Plan for 10 years from the effective date of the Plan.  From time to time, the Company may issue Incentive Awards pursuant to the Plan.  Each of the Incentive Awards will be evidenced by and issued under a written agreement.

If an Incentive Award granted under the Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to the Company in connection with an Incentive Award, the shares subject to such award and the surrendered shares will become available for future awards under the Plan.  The number of shares subject to the Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

The key changes that were made to the Plan include: changes to the method of determining the fair market value of grants made (at times that the Company’s stock is not traded on an exchange, the volume weighted average price for trades of the Stock during the 15 trading day period preceding grants (if there are trades on at least 10 of such 15 days or, if not, the good faith determination of the compensation committee of the Company’s board)); changes to prohibit granting dividend equivalent rights on outstanding options or stock appreciation rights; and other changes intended to comply with Section 409A of the Code.

The above description of the Plan is qualified in its entirety by the actual terms of the Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1 Amended and Restated Data Storage Corporation Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATA STORAGE CORPORATION
Date: April 25, 2012	By:	/s/ Charles M. Piluso
Name: Charles M. Piluso
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amended and Restated Data Storage Corporation Incentive Award Plan